UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 14, 2023

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6900 E. Layton Ave, Suite 900
Denver, Colorado 80237
(Address of principal executive offices) (Zip Code)
(303) 595-3331
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Information.
Notice of Redemption of Series C Preferred Units
On September 14, 2023, DCP Midstream, LP (the “Partnership”) issued a notice of full redemption to the holders of the Partnership’s 7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (NYSE: DCP PRC) (CUSIP No. 23311P 308) (the “Series C Preferred Units”) notifying such holders that the Partnership intends to redeem all of its issued and outstanding Series C Preferred Units on October 16, 2023 (the “Redemption Date” and such redemption, the “Redemption”).

Following the Redemption, there will be no Series C Preferred Units outstanding, distributions on the Series C Preferred Units will cease to accumulate and all rights of the holders of Series C Preferred Units will terminate, except the right of such holders to receive the Redemption Price (as defined below).

The redemption price will be equal to $25.00 in cash per redeemed Series C Preferred Unit (the “Redemption Price”), payable on the Redemption Date. Since the Redemption Date is also a Series C Preferred Unit distribution date, the Redemption Price does not include any accrued and unpaid Series C Preferred Unit distributions. Declared distributions of $0.4969 in cash per Series C Preferred Unit for the full current quarterly distribution period will be paid separately in the customary manner on October 16, 2023 to holders of record at the close of business on October 2, 2023.

In connection with the Redemption, the Partnership has requested that the New York Stock Exchange (“NYSE”): (i) suspend trading of the Series C Preferred Units prior to market open on October 16, 2023, (ii) withdraw the Series C Preferred Units from listing on the NYSE and (iii) file with the SEC a Form 25 notification of removal from listing and/or registration to delist and deregister the Series C Preferred Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Redemption Date, the Partnership intends to file with the SEC a certification and notice of termination on Form 15 deregistering the Series C Preferred Units under the Exchange Act and suspending the reporting obligations of the Partnership with respect to the Series C Preferred Units under Sections 13 and 15(d) of the Exchange Act.

Equiniti Trust Company, LLC is acting as the redemption agent for the Redemption and its address is: 6201 15th Avenue, Brooklyn, New York 11219, Attn: Corporate Actions.

This report does not constitute a notice of redemption of the Series C Preferred Units and this report does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any security. This report contains forward-looking statements as defined under the federal securities laws, including statements regarding the Redemption and amounts to be used for the Redemption. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM, LP By: DCP MIDSTREAM GP, LP its General Partner By: DCP MIDSTREAM GP, LLC its General Partner
By:	/s/ Scott R. Delmoro
Name:	Scott R. Delmoro
Title:	Interim Chief Financial Officer
September 14, 2023